EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231952 on Form S-1 of our report dated March 30, 2020, relating to the consolidated financial statements of Vericity, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

March 30, 2020